360 Funds 485BPOS

Exhibit 99(j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the 360 Funds and to the use of our report dated January 28, 2020 on the financial statements and financial highlights of EAS Crow Point Alternatives Fund, Crow Point Global Tactical Allocation Fund, and Crow Point Alternative Income Fund, each a series of shares of beneficial interest in 360 Funds. Such financial statements and financial highlights appear in the September 30, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 28, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of The Crow Point Partners, LLC Funds and to the use of our report dated November 29, 2019 on the financial statements and financial highlights of the RVX Emerging Markets Equity Fund, a series of shares of The Crow Point Partners, LLC Funds. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 28, 2020